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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 1
                                       on
                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                  April 7, 2000
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             (Date of earliest event reported}

                            ALTAIR INTERNATIONAL INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Province of
        Ontario,
         Canada                            1-12497                  None
----------------------------        ---------------------    -------------------
(State or other jurisdiction        (Commission File No.)       (IRS Employer
    of incorporation)                                        Identification No.)

                         1725 Sheridan Avenue, Suite 140
                               Cody, Wyoming 82414
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (307) 587-8245


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Item 5.  Other Events.

         Amendment to Private Placement Agreement
         ----------------------------------------

         In Item 5.A of our Current Report on Form 8-K filed with the SEC on April 24, 2000, Altair International, Inc. reported that we entered into a Common Stock Purchase Agreement (the "Agreement") and related agreements with a private equity fund (the "Investor"), pursuant to which, on April 7, the Investor purchased 1,251,303 common shares of the Company for an aggregate purchase price of $6,000,000 (or $4.795 per share), subject to repricing if the lowest average closing price for any ten days during each of four 30-day "repricing" periods does not meet a certain threshold.

         As of June 26, 2000, we and the Investor entered into a Modification Agreement (the "Modification Agreement"), pursuant to which Sections 2.4, 2.5, 2.6, 8.3 and 8.4 of the Agreement were amended and restated.

         Sections 2.4, 2.5, and 2.6 of the Agreement relate to the repricing of the common shares sold the Investor. Prior to the amendment, 1/4 of the common shares sold to the Investor were to be repriced during each of four 30-day repricing periods. The general effect of the amendments to Sections 2.4, 2.5 and
2.6 of the Agreement is to alter the repricing mechanism so that the Investor may, at its option, defer repricing of common shares scheduled to be repriced during the first, second, and third 30-day repricing periods until any of the subsequent 30-day repricing periods. (Any common shares repriced during a later period will be repriced at the rate applicable to such later period).

         Section 8.3 of the Agreement grants the Investor, with certain enumerated exceptions, a right of first refusal with respect to any issuance by us of our common shares at less than market price during a 360 day period commencing June 5, 2000. Section 8.4 of the Agreement prohibits us, with certain exceptions, from issuing any common shares of the Company for a period of 180 days following June 5, 2000 without the prior written consent of the Investor. The general effect of the amendments to Section 8.3 and 8.4 is to exempt from the right of first refusal and the 180-day sale prohibition our sale of common shares at a price equal to the then-prevailing market price, not exceeding 10% of the prior week's trading volume.

         Except as amended by the Modification Agreement, the Agreement and related documents remain in full force and effect. The foregoing descriptions do not purport to be complete and are qualified by reference to the definitive agreements filed as an Exhibits hereto and to our initial Current Report on Form 8-K filed with the SEC on April 24, 2000.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits.

                  4.1      Modification Agreement


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Current Report on Form 8-K/A to be signed on its behalf by the undersigned thereunto duly authorized.


                    Altair International Inc.


                             By:     /s/ William P. Long
                                     -------------------
                                         Dr. William P. Long, President

                             Date:    July 13, 2000

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